Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Kevin Russell

Aware, Inc.
781-276-4000

Aware, Inc. Announces Appointment of Mohamed Lazzouni as Chief Technology Officer

BEDFORD, MASS. – November 19, 2019 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of biometrics software and services, announced that Mohamed Lazzouni has been appointed Chief Technology Officer, effective November 19, 2019.

Mr. Lazzouni served as President and CEO of Epochal Technologies, Inc. from August 2018 to November 2019. Mr. Lazzouni previously served as and President of the Anti-Counterfeiting Business, then COO at Authentix, Inc. from 2013 to 2018; CTO and Senior Vice President of MorphoTrust USA LLC from 2006 to 2013 and as CTO and Senior Vice President of Viisage Technology, Inc. from 2001 to 2006. Mr. Lazzouni received his Ph.D. in Physics from the University of Oxford, his Master’s degree in Physics from the University of London and his Bachelor of Science degree in Physics from Badji Mokhtar University, Annaba (UBMA).

Bob Eckel, Aware’s Chief Executive Officer and President said, “We're pleased to name Mohamed as the Chief Technology Officer of Aware, leveraging his many years of experience in the industry leading research and product development teams and the commercialization of technology solutions. I have worked with Mohamed in the past and have seen first-hand his ability to lead technology teams to develop transformative technology solutions in the identity space. I look forward to Mohamed leading the development of Aware biometric software solutions in the government and the commercial markets.”

Mr. Lazzouni said, “I’m excited to be taking on the role of Chief Technology Officer at Aware. I have extensive experience in leading research and development teams in the areas of biometrics, authentication and identity. I have great respect for the engineering team at Aware and the work they have done in developing industry-leading biometrics software solutions for governments, system integrators and solution providers worldwide. I look forward to working together in bringing forth innovative product solutions to enable our customers to solve their business challenges through the use of Aware biometrics.”

About Aware

Aware is a leading provider of biometrics software products and development services to governments, system integrators, and solution providers globally. Our products include SDKs, software components, workstation applications, and a modular, centralized, service-oriented platform. They fulfill a broad range of functions critical to biometric authentication and search, including face, fingerprint, iris, and voice capture, sample quality assurance, data compliance, capture hardware peripheral abstraction, centralized data processing and workflow, subsystem connectivity, and biometric matching algorithms. The products apply biometrics to enable identity-centric security solutions for applications including banking and payments, border management, credentialing and access control, intelligence and defense, and law enforcement. Aware is a publicly held company (Nasdaq: AWRE) based in Bedford, Massachusetts.

See Aware’s website for more information about our biometrics software products.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings, the growth of the biometrics markets generally, and Aware’s success selling into the government and commercial markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.

Risk factors related to our business include, but are not limited to: i) our operating results may fluctuate significantly and are difficult to predict; ii) we derive a significant portion of our revenue from government customers, and our business may be adversely affected by changes in the contracting or fiscal policies of those governmental entities; iii) a significant commercial market for biometrics technology may not develop, and if it does, we may not be successful in that market; iv) we derive a significant portion of our revenue from third party channel partners; v) the biometrics market may not experience significant growth or our products may not achieve broad acceptance; vi) we face intense competition from other biometrics solution providers; vii) our business is subject to rapid technological change; viii) our software products may have errors, defects or bugs which could harm our business; ix) our business may be adversely affected by our use of open source software; x) we rely on third party software to develop and provide our solutions and significant defects in third party software could harm our business; xi) our operational systems and networks and products may be subject to an increasing risk of continually evolving cybersecurity or other technological risks which could result in the disclosure of company or customer confidential information, damage to our reputation, additional costs, regulatory penalties and financial losses; xii) our intellectual property is subject to limited protection; xiii) we may be sued by third parties for alleged infringement of their proprietary rights; xiv) we must attract and retain key personnel; xv) we rely on single sources of supply for certain components used in our hardware products; xvi) our business may be affected by government regulations and adverse economic conditions; xvii) we may make acquisitions that could adversely affect our results, and xviii) we may have additional tax liabilities.

We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2018 and other reports and filings made with the Securities and Exchange Commission.

Aware is a registered trademark of Aware, Inc. Any other trademarks appearing herein are the property of their respective owners.

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Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com